As filed with the Securities and Exchange Commission on November 14, 2023
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PDS Biotechnology Corporation
(Exact name of registrant as specified in its charter)
Delaware	26-4231384
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

303A College Road East Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

Third Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan
(Full title of the plan)

Frank Bedu-Addo
President and Chief Executive Officer
PDS Biotechnology Corporation
303A College Road East
Princeton, NJ 08540
(800) 208-3343
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Fahd M.T. Riaz, Esq.
DLA Piper LLP (US)
One Liberty Place
1650 Market Street, Suite 5000
Philadelphia, PA 19103-7300
(215) 656-3316

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large Accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Part II

Information Required In The Registration Statement

This Registration Statement relates to the registration of an additional 2,400,000 shares (the “Shares”) of PDS Biotechnology Corporation’s (the “Registrant”) Common Stock, par value $0.00033 per share. The Shares are securities of the same class and relate to the same employee benefit plan, the PDS Biotechnology Corporation 2014 Equity Incentive Plan, as amended and restated effective as of December 8, 2020 by the Second Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan, and as further amended and restated effective as of May 19, 2023 by the Third Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan (in the form attached hereto as Exhibit 99.1) (the “2014 Plan”), as those registered pursuant to the Registrant’s registration statements on Form S-8, previously filed with the Securities and Exchange Commission on October 21, 2015 (Registration No. 333-207545), March 9, 2016 (Registration No. 333-210041), March 3, 2017 (Registration No. 333-216430), March 2, 2018 (Registration No. 333-223389), February 22, 2019 (Registration No. 333-229817), June 4, 2019 (Registration No. 333-231943), and April 1, 2022 (Registration No. 333-264048).

In accordance with General Instruction E of Form S-8, the contents of the Registrant’s registration statements filed with the Securities and Exchange Commission on October 21, 2015 (Registration No. 333-207545), March 9, 2016 (Registration No. 333-210041), March 3, 2017 (Registration No. 333-216430), March 2, 2018 (Registration No. 333-223389), February 22, 2019 (Registration No. 333-229817), June 4, 2019 (Registration No. 333-231943), and April 1, 2022 (Registration No. 333-264048) are incorporated herein by reference (solely to the extent the contents of such registration statements relate to the 2014 Plan) and the information required by Part II is omitted, except as supplemented by the information set forth below.

Item 8	Exhibits.

Exhibit No.	Description
4.1	Eighth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on October 6, 2015).
4.2
Certificate of Amendment of the Eighth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on March 18, 2019).

4.3
Certificate of Amendment of the Eighth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Commission on March 18, 2019).

4.4	Third Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on March 15, 2022).
4.5
Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333- 206416) filed with the Commission on September 21, 2015).

5.1*	Opinion of DLA Piper LLP (US).
23.1*	Consent of KPMG LLP.
23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
24	Power of Attorney (contained on the signature page hereto).
99.1
Third Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Commission on July 17, 2023).

107*	Filing Fee Table

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement with respect to the Third Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 14, 2023.

PDS Biotechnology Corporation

By:	/s/ Frank Bedu-Addo
Name:	Frank Bedu-Addo, Ph.D.
Title:	President and Chief Executive Officer

POWER OF ATTORNEY
The officers and directors of PDS Biotechnology Corporation whose signatures appear below hereby constitute and appoint Frank Bedu-Addo and Matthew Hill, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned this Registration Statement on Form S-8 with respect to the Second Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan, and any amendment or amendments thereto, and each of the undersigned does hereby ratify and confirm all that each attorney and agent, or his or her substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Frank Bedu-Addo	President, Chief Executive Officer and Director	November 14, 2023
Frank Bedu-Addo, Ph.D.	(Principal Executive Officer)

/s/ Matthew Hill	Chief Financial Officer	November 14, 2023
Matthew Hill	(Principal Financial and Accounting Officer)

/s/ Stephen Glover	Director	November 14, 2023
Stephen Glover

/s/ Kamil Ali-Jackson	Director	November 14, 2023
Kamil Ali-Jackson

/s/ Otis W. Brawley	Director	November 14, 2023
Otis W. Brawley

/s/ Gregory Freitag	Director	November 14, 2023
Gregory Freitag

/s/ Ilian Iliev	Director	November 14, 2023
Ilian Iliev

/s/ Sir Richard Sykes	Director	November 14, 2023
Sir Richard Sykes